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                                                                  EXHIBIT 10.5


                           FUJITSU MODIFICATION AGREEMENT

     THIS AGREEMENT (the "AGREEMENT") is made effective as of the 11th day of December 1997 among Digital River, Inc., a Minnesota corporation
("DR-MINNESOTA"), Digital River, Inc., a Delaware corporation ("DR-DELAWARE"), Fujitsu Limited, a corporation organized under the laws of Japan ("FUJITSU") and the undersigned parties who are parties to some or all of the documents described herein (collectively "OTHER PARTIES").

                                     WITNESSETH

     WHEREAS, DR-Minnesota is being reincorporated in Delaware as DR-Delaware and survives temporarily as a wholly-owned subsidiary of DR-Delaware for technical reasons. It is intended that, as between DR-Minnesota and DR-Delaware, DR-Delaware is the entity that may undertake an initial public offering of its common stock at some future date. As used hereafter, "DR" shall mean DR-Minnesota or DR-Delaware, as applicable and appropriate to carry out the intent of this Agreement;

     WHEREAS, DR, Fujitsu and the Other Parties have entered into various agreements in the past in connection with an investment by Fujitsu in DR and now desire to terminate such agreements, except as specifically provided herein;

     WHEREAS, DR and Fujitsu desire to enter into a new agreement which will set forth the terms of the ongoing relationship between DR and Fujitsu and, except as explicitly provided herein, supercede the Prior Agreements (as defined below); and

     WHEREAS, the Other Parties desire to be released from the obligations contained in and release their rights under the Prior Agreements between DR, Fujitsu and the respective Other Parties.

   NOW THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties agree as follows:

1. TERMINATION OF AGREEMENTS. Except as explicitly provided in Section 5 of this Agreement, the following agreements (the "Prior Agreements") are hereby: (i) terminated as of the effective date of this Agreement, (ii) superceded in their entirety hereby, and (iii) the parties are hereby released from all obligations under the Prior Agreements.

          a. Stock Purchase Agreement dated August 30, 1994 between DR, Fujitsu, Joel Ronning and MacUSA, Inc.;

          b. Investors' Rights Agreement dated August 30, 1994 between DR, Fujitsu and Joel Ronning;

          c. Personal Guaranty and Stock Pledge Agreement dated August 30, 1994 for the benefit of DR and Fujitsu from Joel Ronning;

          d. Employment and Non-Competition Agreement dated August 30, 1994 between DR and Joel Ronning;

          e. Voting Agreement dated August 30, 1994 between DR, Fujitsu and Joel Ronning;


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          f.   Memorandum of Understanding dated August 30, 1994 between DR,
          Fujitsu, Joel Ronning and MacUSA, Inc.;

          g. Non-Competition Agreement dated August 30, 1994 between DR, Joel Ronning and MacUSA, Inc.; and

          h. That certain letter agreement between DR and Fujitsu dated as of October 17, 1997.

          i. Any and all amendments or other modifications to any of the foregoing agreements listed in a-h above, except for any modification set forth in this Agreement.

2. ISSUANCE OF DR COMMON STOCK. As consideration for Fujitsu entering into this agreement, DR, concurrent with the execution of this Agreement, will issue to Fujitsu an additional total of 90,000 shares of DR Common Stock (on a post-split basis). Following completion of the transaction contemplated hereby, Fujitsu shall own beneficially and of record 3,290,000 shares of DR Common Stock (on a post-split basis).

3. DIRECTOR DESIGNEE. Until such time as Fujitsu owns less than ten percent (10%) of the outstanding Common Stock of DR, Fujitsu shall be entitled to designate one representative on the Board of Directors of DR. In furtherance of such right:

          a. Fujitsu shall be entitled to nominate one individual to the Board of Directors of DR (the "Fujitsu Nominee"), which nominee shall be presented to the shareholders of DR at the annual shareholder meeting as a management nominee endorsed by the Board.

          b. While the parties to this Agreement understand that there can be no guarantee of the election of the Fujitsu Nominee by the shareholders of DR, the Other Parties hereby agree to use their best efforts to secure the presentation of the Fujitsu Nominee as a management nominee endorsed by the Board for election by the shareholders of DR and to secure the election of the Fujitsu Nominee to the Board.

          c. In addition, the Other Parties hereby agree that they will vote any and all shares of DR Common Stock held by them of record or beneficially in favor of the Fujitsu Nominee.

          d. If and when DR's Board of Directors deems it appropriate, it will consider naming a second Fujitsu designee to the Board.

          e. In the event that the Fujitsu Nominee is not elected to the Board of Directors of DR and Fujitsu (together with its affiliates, successors, and assigns) holds at least ten percent (10%) of the outstanding shares of Common Stock of DR, Fujitsu shall (i) be entitled to notice of all meetings of the Board of Directors and to receive a copy of all materials disseminated to the members of the Board of Directors, have the right to send one representative to each meeting of the Board of Directors as an observer; such observer shall have the right to participate fully in all aspects of the Board meeting but shall not have a right to vote and (ii) be entitled to receive the following information:

                    i. ANNUAL REPORTS. As soon as practicable in any event within 120 days after the end of each fiscal year of the DR, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the DR and its subsidiaries for such year, setting forth in each case in


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               comparative form the figures from the DR's previous fiscal year
               (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants (such obligation may be satisfied by delivery to the Investor of a Form 10-K or Form 10-KSB as filed with the Securities and Exchange Commission);

                    ii. QUARTERLY REPORTS. As soon as practicable, and in any case within forty-five (45) days of the end of each fiscal quarter of the DR (except the last quarter of the DR's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, and an unaudited Statement of Income and an unaudited Statement of Cash Flows, and commencing six (6) months after the Effective Date a comparison to the DR's operating plan and budget and statements of the Chief Financial officer of the DR explaining any significant differences in the statements from the DR's operating plan and budget for the period and stating that such statements fairly present the consolidated financial position and consolidated financial results of the DR for the fiscal quarter covered (such obligation may be satisfied by delivery to the Investor of a Form 10-Q for Form 10-QSB as filed with the Securities and Exchange Commission);

                    iii. MONTHLY REPORTS.  As soon as practicable, and in any
               case within forty-five days of the end of each calendar month (except that last month of the DR's fiscal year), monthly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Statement of Income and an unaudited Statement of Cash Flows, together with a comparison to the DR's operating plan and budget and statements of the Chief Financial Officer of the DR explaining any significant differences in the statements from the DR's operating plan and budget for the month covered and stating that such statements fairly present the consolidated financial position and consolidated financial results of the DR for the month covered; and

                    iv. ANNUAL BUDGET. As soon as practicable and in any event no later than sixty (60) days after the close of each fiscal year of the DR, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The DR shall also furnish to such Investor, within a reasonable time of its preparation, amendments to the annual budget, if any.

          f.   TERMINATION OF CERTAIN RIGHTS.  The DR's obligations under
          Section 3.e. above will terminate upon (i) the closing of the DR's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act") in which the gross proceeds raised for the DR's account (calculated before deduction of underwriters' discounts and commissions) exceeds $5,000,000 and the per share price exceeds $2.00; or (ii) the DR becoming subject to the reporting requirements of the Exchange Act of 1934, whichever is sooner.

          g. RULE 144A INFORMATION. The DR agrees to provide Investor, upon request, with such written information as may be required in order to permit such Investor to resell any shares of the DR's stock pursuant to Rule 144A promulgated under the Securities Act, provided that no interim audit is required to do so.

4.   REGISTRATION RIGHTS.

          a.   Definitions.  For purposes of this Section 4:


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                    i.   REGISTRATION.  The terms "REGISTER," "REGISTERED," and
               "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                    ii. REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: (1) all the shares of Common Stock of DR owned by Fujitsu or Fujitsu's assignee(s), and by Joel Ronning or his assignee(s); and (2) any shares of Common Stock of DR issued as (or issuable upon the conversion of exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (ii); EXCLUDING, however, any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                    iii. HOLDER.  For purposes of this Section 4, the term
               "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee or record of such Registrable Securities to whom rights under this Section 4 have been duly assigned in accordance with this Agreement.

                    iv. FORM S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by DR with the SEC.

                    v. SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

          b. PIGGYBACK REGISTRATIONS. DR shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of DR (including, but not limited to, registration statements relating to offerings of securities of DR other than DR's initial public offering, whether on behalf of DR or selling shareholders, but EXCLUDING registration statements relating to any registration under Section 4.c. of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from DR, so notify DR in writing, and in such notice shall inform DR of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by DR, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by DR with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    i. UNDERWRITING. If a registration statement under which DR gives notice under this Section 4.b. is for an underwritten offering, then DR shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 4.b. shall be conditioned upon such Holder's participation in such underwriting and the inclusion of


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               such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to DR; and SECOND, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; PROVIDED, HOWEVER, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held or controlled by individuals who are employees or directors of DR (or any subsidiary of DR) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to DR and the underwriter, provided that such notice shall not be effective until ten (10) business days after delivered to DR except that, if the registration statement has been declared effective prior to the 10th day, such withdrawal shall be of no effect. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                    ii. EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 4.b. (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for DR and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by DR to the extent permitted under federal and applicable state laws.

          c. FORM S-3 REGISTRATION. In case DR shall receive from any Holder a written request or requests that DR effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then DR will:

               i. NOTICE. Promptly give written notice of the purposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders or Registrable Securities; and

               ii. REGISTRATION. Use its diligent best efforts to effect such registration as soon as possible and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from DR; PROVIDED, HOWEVER, that DR shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.c.:


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                    (1)  if Form S-3 is not available for such offering by the
               Holders;

                    (2) if the Holders, together with the holders of any other securities of DR entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                    (3) if DR shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of DR stating that in the good faith judgment of the Board of Directors of DR, it would be seriously detrimental to DR and its shareholders for such Form S-3 Registration to be effected at such time, in which event DR shall have the right to defer the filing of the Form S- 3 registration statement no more than once during any twelve-month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 4.c.

                    (4) if DR has within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 4.c.;

                    (5) in any particular jurisdiction in which DR would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                    (6) for a period of up to ninety (90) days if the Chief Executive Officer of DR certifies in writing to the Holders that DR currently contemplates a public offering of its securities within the next ninety (90) days.

                    iii. EXPENSES.  Subject to the foregoing, DR shall file a
               Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 4.c. as soon as practicable after receipt of the request or requests of the Holders for such registration. DR shall pay all expenses incurred in connection with each registration requested pursuant to this Section 4.c. (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for DR.

          d. OBLIGATIONS OF DR. Whenever required to effect the registration of any Registrable Securities under this Agreement, DR shall, as expeditiously as reasonably possible:

                    i. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or until all such Registrable Securities have been distributed, whichever is shorter.

                    ii. Within such ninety (90) day period, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration Statement.


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                    iii. Furnish to the Holders such number of copies of a
               prospects, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                    iv. Use its best efforts to register and qualify the Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that DR shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    v. In the event of are underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    vi. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    vii. Furnish, at the request of any Holder requesting
               registration of Registrable Securities, on the date that such Registrable Securities are delivered to underwriters for sale, if such securities are being sold though underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing DR for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of DR, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          e. FURNISH INFORMATION. It shall be a condition precedent to the obligations of DR to take any action pursuant to Sections 4.b., 4.c or 4.d that the selling Holders shall furnish to DR such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required or reasonably requested to timely effect the registration of their Registrable Securities.

          f. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 4.b., 4.c. or 4.d.:

                    i. By DR. To the extent permitted by law, DR will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter


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               (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                    (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (3) any violation or alleged violation by DR of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and DR will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 4.f.(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of DR (which consent shall not be unreasonably withheld), nor shall DR be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                    ii. BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless DR, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls DR within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which DR or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by DR or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with the investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the


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               indemnity agreement contained in this subsection 4.f.(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 4.f.(ii) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                    iii. NOTICE.  Promptly after receipt by an indemnified party under this Section 4.f. of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.f., deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.f., but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.f.

                    iv. DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of DR and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                    v. CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
               Section 4.f. but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.f. provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 4.f.; then, and in each such case, DR and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the


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               portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and DR and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                    vi.  SURVIVAL.  The obligations of DR and Holders under this
               Section 4.f. shall survive the completion of any offering of Registrable Securities in a registration statement and otherwise.

          g. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it or he shall not, to the extent requested by DR or an underwriter of securities of DR, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of DR then owned by such Holder (other than to donees who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of DR filed under the Securities Act; PROVIDED, HOWEVER, that:

                    i. such agreement shall be applicable only to the first such registration statement of DR which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

                    ii. all executive officers and directors and employees of DR then holding Common Stock of DR enter into similar agreements.

In order to enforce the foregoing covenant, DR shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder and Ronning (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          h. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of DR, DR agrees to:

               i. make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by DR for an offering of its securities to the general public;

               ii. use its best efforts to file with the Commission in a timely manner all reports and other documents required of DR under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               iii. so long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by DR as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by DR for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of DR, and such other reports and documents of DR as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after DR has become subject to the reporting requirements of the 1934 Act).

          DR shall have no further obligations pursuant to Section 4.h. when, in the opinion of counsel to DR, all shares held by all Holders may be sold by such Holders under Rule 144(k) under the Securities Act.

          i. TERMINATION OF DR'S OBLIGATIONS. DR shall have no obligations pursuant to Sections 4.b. and 4.c. with respect to: (i) any request or requests for registration made by any Holder on a date more than five
          (5) years after the closing date of DR's initial public offering; or
          (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 4.b. or 4.c. if, in the opinion of counsel to DR, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

          j. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, DR shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of DR which would give such prospective shareholder registration rights superior to those granted to the Holders hereunder or which would allow such holder or prospective holder to include such securities in any registration filed under Section 4.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included; PROVIDED, HOWEVER, that DR may, without consent of the Holders, grant senior registration rights to the managing underwriter of DR's initial public offering in connection with the issuance of a warrant to such underwriter provided that such registration rights are in compliance with the requirements of the National Association of Securities Dealers.

5. TECHNOLOGY LICENSING AGREEMENT. The technology licensing agreement dated August 30, 1994 previously executed between DR and Fujitsu shall remain in full force and effect and all parties agree to be subject to the rights and obligations flowing from the technology license agreement as amended below ("TECHNOLOGY LICENSE AGREEMENT"). The Technology License Agreement is hereby amended as follows:

          a.   Fujitsu specifically acknowledges that the provisions of section
          3.1 have been fully satisfied and no obligations remain.

          b. The following sentence is added to Section 1.2: "The term "DR Technology" is intended to include only the technology referred to by the parties as the "Dolphin" technology and described in the patent applications listed in Exhibit A.

          c. Fujitsu and DR agree that the Technology is not employed in the current business conducted by DR relating to digital distribution of software via the Internet.

          d.   Section 3.3(b) is deleted.

          e.   Section 8 is deleted.

The parties agree that the Technology License Agreement shall survive any termination or expiration of this Agreement.

6. NON-COMPETITION AGREEMENT. Promptly following the execution of this Agreement, DR and Joel Ronning will execute and deliver a non-competition agreement in the form approved by DR's Board.

7. TERM AND TERMINATION. This Agreement will continue from its effective date until terminated as follows:

          a. By a party, effective immediately, if Fujitsu or DR should become the subject of any voluntary or involuntary bankruptcy, receivership or other insolvency proceedings or make an assignment or other arrangement for the benefit of its creditors, or if Fujitsu or DR should be nationalized or have any of its material assets expropriated; or

          b. The right of Fujitsu to have its Fujitsu Nominee elected to the Board of DR granted under Section 3 hereof shall terminate as provided in Section 3 or immediately upon the closing of an initial public offering of the Common Stock of DR.

          c. The registration rights granted under Section 4 hereof shall terminate as provided in Section 4 or after a period of five (5) years following the closing of an initial public offering of the Common Stock of DR.

8. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Minnesota, without regard to the choice of law principles thereunder.

9. DISPUTE RESOLUTION. Any controversy arising out of or relating to this Agreement, any modification or extensions hereof, or any order, sale or performance hereunder, including any claim for damages, rescission, or both, shall be settled by binding arbitration with one (1) arbitrator in Hennepin County, Minnesota, in accordance with the Commercial Rules then pertaining of the American Arbitration Association. Judgment on the award may be entered in any Court of competent jurisdiction. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The parties further agree that arbitration proceedings must be instituted within eighteen (18) months after the claimed breach occurred, and that the failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all such claims. The prevailing party in any arbitration or other legal proceedings shall be entitled, in addition to any other rights or remedies it may have, to reimbursement for its expenses incurred thereby and in any subsequent enforcement of a judgment including court and arbitration costs, reasonable attorneys' fees, and witness fees including those of expert witnesses.

10. SPECIFIC PERFORMANCE. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. In particular, the parties agree that Fujitsu shall be entitled to specific performance with respect to its rights under Section 3 (Election of Fujitsu Nominee to DR Board) and Section 4 (Registration Rights).

11.  ASSIGNMENT.

          a. Fujitsu may freely assign its rights and obligations under this Agreement and all shares of DR Common Stock Fujitsu owns to wholly-owned affiliates of Fujitsu; PROVIDED, HOWEVER, that such assignment and transfer shall only be permitted to the extent that applicable United States laws, including, without limitation, applicable state and federal securities laws, permit.

          b. DR may freely assign its rights and obligations under this Agreement in connection with a merger or acquisition of DR or substantially all of its assets. DR may otherwise assign its rights and obligations hereunder only with the prior written consent of Fujitsu and the Other Parties, but only to the extent that such Other Parties own or are transferees, beneficially or of record, of shares of Common Stock of DR currently owned by Joel Ronning.

          c. Joel Ronning may transfer all shares of DR Common Stock he owns, along with any and all rights related thereto pursuant to this Agreement or otherwise, to MacUSA, Inc., Tech Squared Inc. or any of their wholly-owned subsidiaries; PROVIDED, HOWEVER, that such assignment and transfer shall only be permitted: (i) to the extent that applicable United States laws, including, without limitation, applicable state and federal securities laws, permit and (ii) such transferee is bound in writing by Ronning's obligations as a shareholder for the election of the Fujitsu Nominee under Section 3 hereof.

          d. Any assignment or transfer pursuant to this Section 8 shall only be valid if the assignor/transferor party provides the other parties to this Agreement with prior written notice of such assignment or transfer.

12.  WAIVER.

          a. The failure of any party to exercise promptly any right granted hereunder or to require strict performance of any obligation of such other parties hereunder shall not be deemed to be a waiver of such right or the right to demand subsequent performance of any and all such obligations by the non-performing party.

          b. Notwithstanding the foregoing, the parties hereby expressly waive any failure by DR to obtain any consent required under the Prior Agreements or any other breach thereof.

13. SEVERABILITY. All provisions of this Agreement shall be deemed severable. The enforceability, illegality or invalidity of any provision herein or portion thereof shall not affect the enforceability, legality or validity of any other, further or additional provision hereof, all of which shall remain valid, binding and enforceable in accordance with their terms. Should any provision, term or condition of this Agreement be held unenforceable, illegal or invalid as being too broad with respect to duration, scope or subject matter, such provision, term or condition shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable under applicable law.

14. NOTICE. All notices under this Agreement shall be in writing and shall be given by Federal Express, DHL, other internationally recognized courier, or facsimile addressed to the respective parties at their addresses set forth on the signature page below, or to such other address of which a party may advise the others in writing. Notices will be deemed given when sent.

15. ENTIRE AGREEMENT. Except as explicitly referenced herein with respect to the Technology License Agreement and the Distribution Agreement between DR and Fujitsu Software Corporation, this Agreement embodies the whole agreement of the parties with respect to the subject matter hereof. There are no promises, terms, conditions or obligations other than those contained herein. No modification of this Agreement or any of its terms shall be effective unless in writing and executed by the duly authorized representatives of the parties.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

     DIGITAL RIVER, INC.                     Fujitsu LIMITED

     (a Delaware corporation)

     By /s/ Joel A. Ronning                  By /s/ Makoto Yoshioka
     Its President                           Its Associate General Mgr
     5198 West 76th Street
     Edina, MN 55434                         -------------------------
                                             -------------------------

     DIGITAL RIVER, INC.                     MACUSA, INC.
     (a Minnesota corporation)

     By /s/ Gary Smith                       By /s/ Joel A. Ronning
     Its Secretary                                Its President
     5198 West 76th Street                        5198 West 76th Street
     Edina, MN 55434                              Edina, MN 55434



     JOEL RONNING


     /s/ Joel Ronning
     6300 Smithtown Road
     Victoria, MN